Exhibit 99.1

Neustar Reports Results for First Quarter 2012

STERLING, Va., April 26, 2012 — Neustar, Inc. (NYSE: NSR), a trusted, neutral provider of real-time information and analysis to the Internet, telecommunications, entertainment and marketing industries, today announced results for the quarter ended March 31, 2012.

GAAP Results for First Quarter 2012 Compared to First Quarter 2011

•	Revenue increased 37% to $199.6 million

•	Income from continuing operations increased 1% to $34.0 million

•	Income from continuing operations per diluted share increased 11% to $0.50

•	Cash, cash equivalents and investments totaled $188.7 million

•	Share repurchases totaled $23.8 million or 655,000 shares

Non-GAAP Results for First Quarter 2012 Compared to First Quarter 2011

•	Adjusted net income from continuing operations increased 16% to $43.9 million

•	Adjusted earnings per share increased 28% to $0.64 per diluted share

“I am pleased with our first quarter results, which demonstrate that we are executing on our strategy,” said Lisa Hook, Neustar’s president and chief executive officer. “In 2012, we are focused on delivering the highest quality services to our NPAC customers, successfully integrating Information Services and growing its revenue, and achieving our consolidated financial targets. We remain focused on implementing our growth strategy and driving value for our customers and shareholders over the long term.”

Paul Lalljie, Neustar’s chief financial officer added, “Driven by a substantial contribution from our Information Services operating segment, our revenue grew 37% and we delivered strong earnings. These solid results produced strong cash flows that enabled us to return significant capital to our stockholders.”

Discussion of First Quarter Results

Consolidated revenue totaled $199.6 million, a 37% increase from $146.1 million in the first quarter of 2011. This increase included revenue of $35.7 million from our Information Services operating segment and growth in our Carrier Services and Enterprise Services operating segments. In particular:

•

Carrier Services revenue totaled $124.4 million, a 13% increase from $109.6 million in 2011. This increase was primarily due to an $10.4 million increase in NPAC Services revenue and a $3.8 million increase in Order Management Services revenue.

•	Enterprise Services revenue totaled $39.5 million, an 8% increase from $36.5 million in 2011. This increase was primarily due to increased revenue in Registry Services; and

•	Information Services revenue totaled $35.7 million.

Operating expense totaled $135.2 million, a 51% increase from $89.8 million in the first quarter of 2011. This increase was primarily driven by the addition of $35.7 million in operating expense from the

Company’s recent acquisitions as it continues to diversify its portfolio of services. The remainder of the increase was primarily to support the expansion of the Company’s operations. In particular, personnel and personnel-related expense increased $5.7 million due to increased headcount in the areas of sales and marketing, technology and operations and additions to the senior management team. The remainder of the increase was related to contractor costs incurred to promote brand awareness and improve operational efficiencies.

Cash, cash equivalents and investments totaled $188.7 million as of March 31, 2012, compared to $135.3 million as of December 31, 2011. Total debt obligations were $593.5 million as of March 31, 2012, compared to $594.6 million as of December 31, 2011. During the first quarter, the Company purchased 655,000 shares of common stock at an average price of $36.39 per share, for a total purchase price of $23.8 million.

Business Outlook for 2012

The Company affirmed its guidance for revenue and adjusted net income from continuing operations previously provided on February 2, 2012:

•	Revenue to range from $810 million to $830 million

•	Adjusted net income to range from $178 million to $190 million

•	Adjusted net income per diluted share to range from $2.66 to $2.84

Conference Call

As announced on April 17, 2012, Neustar will conduct an investor conference call to discuss the Company’s results today at 4:30 p.m. (Eastern Time). Prior to the call, investors may access the conference call over the Internet via the Investor Relations tab of the Company’s website (www.neustar.biz). Those listening via the Internet should go to the website 15 minutes early to register, download and install any necessary audio software.

The conference call is also accessible via telephone by dialing (866) 382-9489 (international callers dial (706) 679-4287) and entering PIN 71908752. For those who cannot listen to the live broadcast, a replay will be available through 11:59 p.m. (Eastern Time) Wednesday, May 2, 2012 by dialing (855) 859-2056 (international callers dial (404) 537-3406) and entering replay PIN 71908752, or by going to the Investor Relations tab of the Company’s website (www.neustar.biz).

Neustar will take live questions from securities analysts and institutional portfolio managers; the complete call is open to all other interested parties on a listen-only basis.

This press release, the financial tables and other supplemental information, including a reconciliation of segment contribution to the nearest comparable GAAP measure and reconciliations of certain other non-GAAP measures to their nearest comparable GAAP measures that may be used periodically by management when discussing the Company’s financial results with investors and analysts, are available on the Company’s website under the Investor Relations tab.

About Neustar, Inc.

Neustar, Inc. (NYSE: NSR) is a trusted, neutral provider of real-time information and analysis to the Internet, telecommunications, entertainment and marketing industries throughout the world. Neustar applies its advanced, secure technologies in routing, addressing and authentication to its customers’ data to help them identify new revenue opportunities and network efficiencies, and institute cybersecurity and fraud protection measures. More information is available at www.neustar.biz.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release includes information that constitutes forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements about the Company’s expectations, beliefs and business results in the future, such as guidance regarding its 2012 results. The Company has attempted, whenever possible, to identify these forward-looking statements using words such as “may,” “will,” “should,” “projects,” “estimates,” “expects,” “plans,” “intends,” “anticipates,” “believes” and variations of these words and similar expressions. Similarly, statements herein that describe the Company’s business strategy, prospects, opportunities, outlooks, objectives, plans, intentions or goals are also forward-looking statements. The Company cannot assure you that its expectations will be achieved or that any deviations will not be material. Forward-looking statements are subject to many assumptions, risks and uncertainties that may cause future results to differ materially from those anticipated. These potential risks and uncertainties include, among others, the risks and uncertainties arising from the difficulties with the integration process or the realization of the benefits of the TARGUSinfo acquisition; general economic conditions in the regions and industries in which the Company operates; the uncertainty of future revenue and profitability and potential fluctuations in quarterly operating results due to such factors as disruptions to the Company’s operations, modifications to or terminations of its material contracts, its ability to successfully identify and complete acquisitions, integrate and support the operations of businesses the Company acquires, increasing competition, market acceptance of its existing services, its ability to successfully develop and market new services, the uncertainty of whether new services will achieve market acceptance or result in any revenue, and business, regulatory and statutory changes in the communications industry. More information about potential factors that could affect the Company’s business and financial results is included in its filings with the Securities and Exchange Commission, including, without limitation, the Company’s most recent Annual Report on Form 10-K and subsequent periodic and current reports. All forward-looking statements are based on information available to the Company on the date of this press release, and the Company undertakes no obligation to update any of the forward-looking statements after the date of this press release.

NEUSTAR, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2011	2012
	(unaudited)
Revenue:
Carrier Services	$109,615	$124,373
Enterprise Services	36,480	39,485
Information Services	—	35,724

Total revenue	146,095	199,582
Operating expense:
Cost of revenue (excluding depreciation and amortization shown separately below)	31,052	44,898
Sales and marketing	24,939	38,353
Research and development	3,996	7,724
General and administrative	20,215	20,993
Depreciation and amortization	9,146	22,706
Restructuring charges	432	522

	89,780	135,196

Income from operations	56,315	64,386
Other (expense) income:
Interest and other expense	(347)	(8,193)
Interest and other income	203	229

Income from continuing operations before income taxes	56,171	56,422
Provision for income taxes, continuing operations	22,706	22,460

Income from continuing operations	33,465	33,962
Income from discontinued operations, net of tax	38,510	—

Net income	$71,975	$33,962

Basic net income per common share:
Continuing operations	$0.45	$0.51
Discontinued operations	0.52	—

Basic net income per common share	$0.97	$0.51

Diluted net income per common share:
Continuing operations	$0.45	$0.50
Discontinued operations	0.51	—

Diluted net income per common share	$0.96	$0.50

Weighted average common shares outstanding:
Basic	73,938	67,205

Diluted	75,285	68,478

NEUSTAR, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31, 2011	March 31, 2012
	(audited)	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$122,237	$177,168
Restricted cash	10,251	10,258
Short-term investments	10,545	11,388
Accounts receivable, net	106,274	124,535
Unbilled receivables	5,551	2,977
Notes receivable	2,786	2,828
Prepaid expenses and other current assets	29,714	19,555
Deferred costs	8,174	8,287
Income taxes receivable	37,599	9,528
Deferred tax assets	6,264	7,345

Total current assets	339,395	373,869
Long-term investments	2,506	108
Property and equipment, net	100,102	102,211
Goodwill	574,651	574,651
Intangible assets, net	338,768	326,196
Notes receivable, long-term	3,748	3,025
Deferred costs, long-term	701	823
Other assets, long-term	22,767	21,837

Total assets	$1,382,638	$1,402,720

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$7,385	$4,815
Accrued expenses	79,334	52,339
Deferred revenue	41,080	48,781
Note payable	4,856	59,348
Capital lease obligations	3,065	3,314
Accrued restructuring reserve	4,361	1,747
Other liabilities	5,317	1,576

Total current liabilities	145,398	171,920
Deferred revenue, long-term	10,363	11,088
Note payable, long-term	584,809	529,098
Capital lease obligations, long-term	1,918	1,782
Deferred tax liability, long-term	121,237	124,927
Other liabilities, long-term	16,279	17,767

Total liabilities	880,004	856,582
Stockholders’ equity:
Common stock	83	85
Additional paid-in capital	436,598	479,107
Treasury stock	(495,790)	(528,540)
Accumulated other comprehensive loss	(758)	(977)
Retained earnings	562,501	596,463

Total stockholders’ equity	502,634	546,138

Total liabilities and stockholders’ equity	$1,382,638	$1,402,720

NEUSTAR, INC.

SEGMENT REVENUE AND CONTRIBUTION

(in thousands)

	Three Months Ended March 31,
	2011	2012
	(unaudited)
Revenue: (1) (2)
Carrier Services	$109,615	$124,373
Enterprise Services	36,480	39,485
Information Services	—	35,724

Total revenue	$146,095	$199,582

Segment contribution:(2) (3)
Carrier Services	$96,579	$108,446
Enterprise Services	15,651	16,731
Information Services	—	18,014

Total segment contribution	$112,230	$143,191

(1)	Carrier Services:

•	Numbering Services
•	Order Management Services
•	IP Services

Enterprise Services:

•	Internet Infrastructure Services
•	Registry Services

Information Services:

•	Identification Services
•	Verification & Analytics Services
•	Local Search & Licensed Data Services

(2)	The financial information above reflects the reclassification of the Company’s Converged Messaging Services business to discontinued operations for all periods presented.

(3)	Segment contribution excludes certain unallocated costs within the following expense classifications: cost of revenue, sales and marketing, research and development, and general and administrative. In addition, depreciation and amortization and restructuring charges are excluded from segment contribution. Such unallocated costs totaled $55.9 million and $78.8 million for the three months ended March 31, 2011 and 2012, respectively.

Reconciliation of Non-GAAP Financial Measures

In this press release and in other public statements, Neustar presents certain non-GAAP financial data. To place these data in an appropriate context, the following is a reconciliation of income from continuing operations to adjusted net income from continuing operations for the three months ended March 31, 2011 and 2012 and the year ending December 31, 2012.

This reconciliation allows investors to appropriately consider each non-GAAP financial measure. These non-GAAP financial measures, however, should not be considered a substitute for or superior to financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations from these results should be carefully evaluated. Management believes that these measures enhance investors’ understanding of the Company’s financial performance and the comparability of the Company’s operating results to prior periods, as well as against the performance of other companies. However, these non-GAAP financial measures may not be comparable with similar non-GAAP financial measures used by other companies and should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Prior disclosures of non-GAAP figures do not exclude the same items and as such should not be used for comparison purposes.

Reconciliation of Income from Continuing Operations to Adjusted Net Income from Continuing Operations

	Three Months Ended March 31,		Year Ending December 31,
	2011(1)	2012	2012 (2)
	(in thousands, except per share data) (unaudited)
Revenue	$146,095	$199,582	$820,000

Income from continuing operations	$33,465	$33,962	$137,200
Add: Stock-based compensation	6,016	3,901	28,000
Add: Amortization of acquired intangible assets	1,129	12,572	50,000
Add: Adjustment for provision for income taxes (3)	(2,888)	(6,557)	(31,200)

Adjusted net income from continuing operations	$37,722	$43,878	$184,000

Adjusted net income margin from continuing operations (4)	26%	22%	22%

Adjusted net income from continuing operations per diluted share	$0.50	$0.64	$2.75

Weighted average diluted common shares outstanding	75,285	68,478	67,000

(1)	The results related to the Company’s Converged Messaging Services business for this period have been reclassified to discontinued operations.

(2)	The amounts expressed in this column are current estimates of the results for the full year as of the date of this press release. This reconciliation is based on the midpoint of the revenue guidance.

(3)	Adjustment reflects the estimated tax effect of adjustments for stock-based compensation expense and amortization of acquired intangible assets based on the effective tax rate for income from continuing operations for the applicable period.

(4)	Adjusted net income margin is a measure of adjusted net income from continuing operations as a percentage of revenue.

Contact Info:

Investor Relations Contact Dave Angelicchio (571) 434-3443 InvestorRelations@neustar.biz	Media Contact Susan Wade (202) 368-5307 SusanWade@neustar.biz